               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported:  August 16, 1995


                THE NARRAGANSETT ELECTRIC COMPANY

       (exact name of registrant as specified in charter)


Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       280 Melrose Street, Providence, Rhode Island 02907

            (Address of principal executive offices)

                        (401) 784 - 7000

      (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------

     As previously reported, the state of Rhode Island has been considering proposals for allowing customers greater choice over their electricity supplier. The Rhode Island Public Utilities Commission (RIPUC) convened a task force of utilities, commercial and industrial customers, and other interested parties to prepare a report on restructuring the industry. In this proceeding, The Narragansett Electric Company (Narragansett), a subsidiary of New England Electric System, filed with the RIPUC a set of interdependent principles for industry restructuring. These principles were agreed to by groups representing environmental protection advocates, governmental agencies, non-utility generators, investor-owned utilities, and large and small customer interests. They include provisions for increased customer choice, while allowing utilities the opportunity to recover the cost of their past commitments, as well as provisions for protecting residential customers, encouraging renewable resources and energy conservation, and honoring contracts with independent power producers.

     On August 16, 1995, the RIPUC issued a decision in this proceeding. The RIPUC order adopted the principles (except for one regarding temporary support for renewable fuel technologies) filed by Narragansett and the task force listed above. These principles also include an opportunity for recovery of stranded costs. The RIPUC ordered Narragansett and the task force to file a report no later than February 1, 1996 on its progress in negotiating specific issues regarding competition and open access as outlined in the adopted principles. As previously reported, Narragansett committed to filing with the RIPUC, no later than July 1, 1996, a plan for open access for industrial customers in Rhode Island.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY

                                  s/ Alfred D. Houston

                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date:  August 23, 1995